[LOGO] GENWORTH FINANCIAL
                                                                      Exhibit 5

March 30, 2006

Genworth Life and Annuity Insurance Company
6610 West Broad Street
Richmond, Virginia 23230

Re:Genworth Life and Annuity Insurance Company
   Genworth Life & Annuity MVA Separate Account
   Post-Effective Amendment No. 6
   File No. 333-67902

Ladies and Gentlemen:

I serve as Counsel to Genworth Life and Annuity Insurance Company (the "Company") and its Genworth Life & Annuity MVA Separate Account (the "Separate Account") with regard to the registration of Scheduled Purchase Payment Deferred Variable Annuity Contracts (the "Contracts") being filed on Form S-1 under the Securities Act of 1933. I have examined Post-Effective Amendment
No. 6 to the Registration Statement on Form S-1, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

   1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue the Contracts.

   2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia.

   The issuance and sale of the Contracts, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the Contract form must be approved, prior to issuance thereof in certain jurisdictions, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity, including applicable insurance company insolvency laws.

   I express no opinion herein other than as to the law of the Commonwealth of Virginia. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to my attention.

   I hereby consent to the filing of this opinion as an exhibit to Amendment No. 6 to the Registration Statement filed on Form S-1 for the Contracts.

Sincerely,

/s/  Heather Harker
-------------------
Heather Harker
Vice President and Associate General Counsel